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As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 333-143093

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scientific Learning Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8200 (Primary Standard Industrial Classification Code Number)	94-3234458 (I.R.S. Employer Identification Number)

300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612-2040
(510) 444-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert C. Bowen
Chief Executive Officer
Scientific Learning Corporation
300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612-2040
(510) 444-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven V. Bernard, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	Linda L. Carloni, Esq. Vice President and General Counsel Scientific Learning Corporation 300 Frank H. Ogawa Plaza, Suite 600 Oakland, CA 94612-2040 (510) 444-3500	Marjorie Sybul Adams, Esq. Daniel I. Goldberg, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Aggregate Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value per share	7,861,638	$6.58	$51,729,579	$1,589

1)
Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's common stock on the Nasdaq Global Market on May 15, 2007.
3)
Amount previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

 EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to Registration Statement on Form S-1 (No. 333-143093) is to amend and restate Part II, Item 16, Exhibits and Financial Statement Schedules, and to file Exhibit 5.1 No other changes have been made to the Registration Statement of Form S-1.

PART II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

SEC registration fee	$1,589
NASD filing fee	5,673
Printing and engraving expenses	45,000
Legal fees and expenses	400,000
Accounting fees and expenses	150,000
Blue sky fees and expenses (including legal fees)	20,000
Transfer agent and registrar fees and expenses	3,500
Miscellaneous	174,238

Total	$800,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant's certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

  •
  The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant's request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

  •
  The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

  •
  The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  •
  The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings (1) authorized by the registrant's board of directors, (2) brought to enforce a right to indemnification or (3) where indemnification is required by law.

  •
  The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

  •
  The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant's policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits. A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b)
Financial Statement Schedules

The financial statement schedule of the Company is provided in this separate section. The financial statement schedule included in this section is as follows:

Schedule II—Valuation and Qualifying Accounts (in thousands):

Allowance for Doubtful Accounts Years Ended December 31,

	Opening balance	Charges (credits) to operating expenses	Additions (deductions) to allowance	Closing balance
2006	$81	$18	$—	$99
2005	$121	$(40)	$—	$81
2004	$139	$(103)	$85	$121

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on the 7th day of August, 2007.

SCIENTIFIC LEARNING CORPORATION
/s/ JANE A. FREEMAN By: Jane A. Freeman Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the 7th day of August, 2007.

Signature	Title	Date

* Robert C. Bowen	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2007
/s/ JANE A. FREEMAN Jane A. Freeman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2007
* Dr. Michael Merzenich	Director	August 7, 2007
* Dr. Paula A. Tallal	Director	August 7, 2007
* Carleton A. Holstrom	Director	August 7, 2007
* Rodman W. Moorhead, III	Director	August 7, 2007
* Ajit Dalvi	Director	August 7, 2007

* Dr. Joseph Martin	Director	August 7, 2007
* Edward Vermont Blanchard, Jr.	Director	August 7, 2007
* David W. Smith	Director	August 7, 2007
* Michael A. Moses	Director	August 7, 2007
* Lance R. Odden	Director	August 7, 2007
*	/s/ JANE A. FREEMAN Jane A. Freeman, Attorney-in-fact

Exhibit index

Exhibit Number	Description
1.1(22)	Form of Underwriting Agreement
3.1(20)	Amended and Restated Certificate of Incorporation
3.2(21)	Amended and Restated Bylaws
3.3(21)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2(1)	Specimen Stock Certificate
4.3(2)	Amended and Restated Registration Rights Agreement, dated as of December 31, 1998
4.4(3)	Amendment No. 1 to Amended and Restated Registration Rights Agreement
4.5(5)	Amendment No. 2 to Amended and Restated Registration Rights Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1(1)*	Form of Indemnity Agreement with each of our directors and executive officers
10.2(16)*	1999 Equity Incentive Plan, as amended
10.3(16)*	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Incentive Plan
10.4(7)*	Forms of Stock Option Grant Notice, Stock Option Agreement and Stock Award Agreement under the Incentive Plan
10.5(14)*	1999 Non-Employee Directors' Stock Option Plan, as amended
10.6(7)*	Forms of Nonstatutory Stock Option Agreements under the Non-Employee Directors' Stock Option Plan
10.7(7)*	1999 Employee Stock Purchase Plan, as amended
10.8(16)*	Form of 1999 Employee Stock Purchase Plan Offering under the Employee Stock Purchase Plan
10.9(11)*	Milestone Equity Incentive Plan
10.10(6)*	2002 CEO Option Plan
10.11(6)*	Employment Agreement dated as of May 31, 2002 by and between Scientific Learning Corporation and Robert C. Bowen
10.12(11)*	Letter Agreement dated January 2004 by and between the Registrant and Robert C. Bowen amending the Employment Agreement
10.13(13)*	Independent Contractor Agreement dated April l7, 2003 between the Registrant and Paula A. Tallal and Project Assignment thereunder dated December 17, 2004
10.14(12)*	2005 Management Incentive Plan
10.15(17)*	2006 Management Incentive Plan
10.16(12)*	Summary of 2005 base salary and 2004 bonuses payable to Named Executive Officers
10.17(15)*	Summary of compensation payable to directors
10.18(10)	Loan and Security Agreement dated as of January 15, 2004 by and between the Registrant and Comerica Bank
10.19(14)	First Amendment to Loan and Security Agreement, dated as of September 29, 2004, by and between Comerica Bank and the Registrant, amending the Loan and Security Agreement
10.20(16)	Second Amendment to Loan and Security Agreement, dated as of December 2, 2005, by and between Comerica Bank and the Registrant, amending the Loan and Security Agreement
10.21(18)	Third Amendment to Loan and Security Agreement, dated as of September 5, 2006, by and between Comerica Bank and the Registrant, amending the Loan and Security Agreement
10.22(21)	Fourth Amendment to Loan and Security Agreement, dated as of June 5, 2007, by and between Comerica Bank and the Registrant, amending the Loan and Security Agreement
10.23(1)†	Exclusive License Agreement, dated September 27, 1996, with the Regents of the University of California

10.24(9)	Amendment No. 3 to Exclusive License Agreement, dated September 27, 1996, with the Regents of the University of California, amending the agreement
10.25(18)	Amendment No. 4 to Exclusive License Agreement, dated September 27, 1996, with the Regents of the University of California, amending the agreement
10.26(9)	Lease, dated as of October 1, 2003, with Rotunda Partners II
10.27(1)	Securities Purchase Agreement, dated September 24, 1996, with Warburg, Pincus Ventures, L.P.
10.28(3)	Agreement to Issue Warrant and Grant of Security Interest dated as of March 9, 2001 by and between the Registrant and WPV, Inc.
10.29(3)	Warrant to Purchase 1,375,000 Shares of Common Stock of the Registrant
10.30(4)	Stock Purchase Agreement dated November 9, 2001 between the Registrant and Warburg Pincus Ventures, L.P.
10.31(8)	Technology Transfer Agreement dated as of September 30, 2003 by and between the Registrant and Neuroscience Solutions Corporation (now renamed Posit Science Corporation) or "NSC"
10.32(8)	SLC License Agreement dated as of September 30, 2003 by and between the Registrant and NSC
10.33(8)	NSC License Agreement dated as of September 30, 2003 by and between NSC and the Registrant
10.34(19)*	2007 Management Incentive Plan
23.1(22)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included on Page II-5 of Amendment No. 2 to the Registration Statement filed July 26, 2007 and on the signature page of the Registration Statement filed May 18, 2007)

1)
Incorporated by reference to the exhibits previously filed with the Registrant's Registration Statement on Form S-1 (File No. 333-56545).

2)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 10-K for the year ended December 31, 1999 (File No. 000-24547).

3)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K on March 12, 2001 (File No. 000-24547).

4)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 10-Q for the quarter ended September 30, 2001 (File No. 000-24547).

5)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 8-K on December 7, 2001 (File No. 000-24547).

6)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 8-K on June 7, 2002 (File No. 000-24547).

7)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 10-Q for the quarter ended June 30, 2003 (File No. 000-24547).

8)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 8-K on October 1, 2003 (File No. 000-24547).

9)
Incorporated by reference to the exhibits filed with the Registrant's Form 10-Q for the quarter ended September 30, 2003 (File No. 000-24547).

10)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K on February 5, 2004 (File No. 000-24547).

11)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 10-Q for the quarter ended March 31, 2004 (File No. 000-24547).

12)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K filed on March 25, 2005 (File No. 000-24547).

13)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K filed on December 20, 2004 (File No. 000-24547).

14)
Incorporated by reference to exhibits previously filed with the Registrant's Form 10-K for the year ended December 31, 2004 (File No. 000-24547).

15)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K filed on May 27, 2005.

16)
Incorporated by reference to exhibits previously filed with the Registrant's Form 10-K for the year ended December 31, 2005 (File No. 000-24547).

17)
Incorporated by reference to the exhibits previously filed with the Registrant's Form 10-Q for the quarter ended March 31, 2005 (File No. 000-24547).

18)
Incorporated by reference to exhibits previously filed with the Registrant's Form 10-K for the year ended December 31, 2006 (File No. 000-24547).

19)
Incorporated by reference to exhibits previously filed with the Registrant's Form 8-K filed on March 13, 2007 (File No. 000-24547).

20)
Incorporated by reference to exhibits previously filed with the Registrant's Form 10-Q for the quarter ended March 31, 2007 (File No. 000-24547).

21)
Incorporated by reference to the exhibits previously filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-143093).

22)
Incorporated by reference to the exhibits previously filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-143093).

†
Certain portions of this exhibit have been omitted based upon confidential treatment granted by the Securities and Exchange Commission for portions of the referenced exhibit.

*
Management contract or compensatory plan or arrangement.

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EXPLANATORY NOTE